 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2010

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

After the close of markets on Monday, February 8, 2010, the Company issued a press release announcing its results of operations for the fiscal first quarter ended December 31, 2009.  A copy of the press release is attached as Exhibit 99.1.

ITEM 5.02(e)  CERTAIN COMPENSATORY ARRANGEMENTS

On Tuesday, February 9, 2010, following the Annual Meeting of Shareholders, the Compensation Committee of the Company’s Board of Directors voted to approve stock option awards to purchase the Company’s common stock to the Company’s directors as follows: 15,000 shares each to Messrs. Galloway, Lipschitz, and Schiffman, and 10,000 shares each to Messrs. Hamilton and Chiste, or 65,000 shares in the aggregate. In addition, the Company’s Secretary, Mr. Malsin, received a grant of options to purchase 5,000 shares of the Company’s common stock.  These awards have a grant date of February 11, 2010, and vest one year from the grant date, or February 10 , 2011, subject to each grantee’s compliance with the service period.  The option exercise price will be equal to the closing bid price of the Company’s common stock on the Nasdaq SmallCap Market on the grant date.  These grants were approved by the Board of Directors.

ITEM 3.03; 8.01 (MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS; SHAREHOLDER VOTE; OTHER EVENTS)

On Tuesday, February 9, 2010, the Company held its annual meeting of shareholders. The directors named below were elected and the following matters were approved by shareholders at the Annual Meeting of Shareholders:

1.        Election of a Board of Directors.

	Number of Shares Voted
Name	For	Withheld
John Chiste..................................	2,413,171	336,733
Bruce Galloway...........................	2,412,726	337,178
Fred Hamilton..............................	2,404,796	345,108
Louis Lipschitz............................	2,400,301	349,603
Douglas Sabra.............................	2,443,847	306,057
Michael Schiffman.................	2,423,386	326,518

2.        Approval of an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares of Common Stock authorized for grants by 400,000 shares.

For	Against	Abstain
2,114,485	621,203	14,215

3.        Approval of an amendment to the Company’s Certificate of Incorporation to reduce the shareholder voting requirement to approve certain significant transactions to a majority vote of all shares outstanding from two-thirds currently.

For	Against	Abstain
5,941,483	810,472	45,000

4.        Ratification of the appointment of Kaufman, Rossin & Co., P.A. as the independent registered public accounting firm for the Company for the Fiscal Year ending September 30, 2010.

For	Against	Abstain
6,535,815	217,275	43,865

The Company intends to file a registration statement on Form S-8 under the Securities Act of 1933 to register the additional shares of common stock authorized for awards under the 2007 Equity Incentive Plan.

On February 9, 2010, shareholders approved an amendment to the Company’s Certificate of Incorporation that reduces the shareholder voting requirement to approve a merger or consolidation; a sale, lease or exchange of all or substantially all the assets of the Company not in the ordinary course of business; a binding share exchange; and dissolution to approval by a majority of all shares outstanding from two-thirds currently.  The Board of Directors had previously adopted such proposed amendment. On or about February 11, 2010, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amended Certificate”) with the Department of State of the State of New York in order to effect such amendment.

The foregoing is qualified in its entirety by reference to the full text of the Amended Certificate, a copy of which is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 99.1            Press release issued on February 8, 2010

Exhibit 99.2            Amendment to Certificate of Incorporation of Forward Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra

_______________________________________

Name Douglas W. Sabra

Title: President (Principal Executive Officer)

Dated: February 12, 2010

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on February 8, 2010

Exhibit 99.2            Amendment to Certificate of Incorporation of Forward Industries, Inc.